Report of Independent Registered
Public Accounting Firm
 on Internal Control Required by Form
NSAR

To the Board of Trustees and
Shareholders of Western Asset Premier
Bond Fund


In planning and performing our audit of
the financial statements of Western
Asset Premier Bond Fund ("the
Company") as of and for the year ended
December 31, 2007, in accordance with
the standards of the Public Company
Accounting Oversight Board (United
States), we considered the Companys
internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form NSAR, but not for the purpose of expressing an opinion on the effectiveness of the Companys internal control over financial reporting.
Accordingly, we do not express an
opinion on the effectiveness of the
Companys internal control over financial reporting.

The management of the Company is
responsible for establishing and
maintaining effective internal control
over financial reporting. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A companys internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A companys internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and trustees of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a companys assets that could have a material effect on the financial statements.

Because of its inherent limitations,
internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over
financial reporting exists when the
design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Companys annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Companys
internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the
Public Company Accounting Oversight
Board (United States).  However, we
noted the following deficiency in the
Companys internal control over financial reporting and its operation, including controls over safeguarding securities that we consider to be a material weakness as defined above as of December 31, 2007. Management did not maintain effective controls over valuing CDX High Yield Tranche credit default swaps. Specifically, the effective controls did not exist to ensure that model assumptions for CDX High Yield
Tranche credit default swaps were
appropriate affecting swap contracts at
value and change in unrealized
appreciation/depreciation of swaps.
This control deficiency resulted in a
material adjustment to the Companys
2007 financial statements. Additionally, the control deficiency could result in misstatements of the aforementioned accounts that would result in a material misstatement of the Companys financial statements that would not be prevented or detected on a timely basis.
Accordingly, the Company determined
that this control deficiency constitutes a material weakness.

This report is intended solely for the
information and use of management and
the Board of Trustees of Western Asset
Premier Bond Fund and the Securities
and Exchange Commission and is not
intended to be and should not be used
by anyone other than these specified
parities



PricewaterhouseCoopers LLP
Baltimore, Maryland
February 29, 2008
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